UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2012

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(610) 337-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 5, 2012, AmeriGas Partners, L.P., (the “Partnership”), AmeriGas Finance Corp. and AmeriGas Finance LLC (together, the “Issuers”), AmeriGas Propane, L.P., the operating partnership of the Partnership, and AmeriGas Propane, Inc., the general partner of the Partnership and AmeriGas Propane L.P., entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters with respect to the issue and sale by the Issuers of $550,000,000 aggregate principal amount of their 6.75% senior notes due 2020 and $1,000,000,000 aggregate principal amount of their 7.00% senior notes due 2022 (together, the “notes”) in a underwritten public offering. The notes will be fully and unconditionally guaranteed by the Partnership (the “guarantees”). The notes and guarantees were registered on Form S-3 (File Nos. 333-178879, 333-178879-01, 333-178879-02). The closing of the offering is expected to occur on January 12, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement, dated January 5, 2012, by and among the Partnership, the Issuers, AmeriGas Propane, Inc., AmeriGas Propane L.P., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

January 6, 2012	By:	AmeriGas Propane, Inc., its general partner

/s/ Margaret M. Calabrese
		Name:	Margaret M. Calabrese
		Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 5, 2012, by and among the Partnership, AmeriGas Finance Corp., AmeriGas Finance LLC, AmeriGas Propane, Inc., AmeriGas Propane L.P., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.